                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

--------------------------------------------------------------------------------

FILED BY THE REGISTRANT: [X]     FILED BY A PARTY OTHER THAN THE REGISTRANT: [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             EVERGREEN SOLAR, INC.
                (Name of Registrant as Specified in Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement no.:

   (3) Filing Party:

   (4) Date Filed:

                             EVERGREEN SOLAR, INC.
                             259 CEDAR HILL STREET
                         MARLBORO, MASSACHUSETTS 01752

                            NOTICE OF ANNUAL MEETING
                           TO BE HELD ON JUNE 1, 2001


To the Stockholders of Evergreen Solar, Inc.:

     Notice is hereby given that the annual meeting of Stockholders (the "Annual Meeting") of Evergreen Solar, Inc., a Delaware corporation (the "Company"), will be held at 11:00 a.m., local time, on Friday, June 1, 2001, at the Royal Plaza Hotel & Trade Center, 181 Boston Post Road West, Marlboro, MA 01752, to consider and act upon the following proposals:

          1. To elect three directors to Class I of the Company's Board of Directors, each to serve for a term of three years or until his or her successor is duly elected and qualified.

          2. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     Only Stockholders of record at the close of business on April 10, 2001 are entitled to notice of and to vote at the Annual Meeting.

     All Stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any Stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.



                                          By Order of the Board of Directors,


                                          RICHARD G. CHLEBOSKI
                                          Secretary


Marlboro, Massachusetts
April 27, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                             EVERGREEN SOLAR, INC.
                             259 CEDAR HILL STREET
                               MARLBORO, MA 01752

                                PROXY STATEMENT

                                 APRIL 27, 2001

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Evergreen Solar, Inc., a Delaware corporation for use at the Annual Meeting of Stockholders to be held on Friday, June 1, 2001 (the "Annual Meeting") at 11:00 a.m., local time, at the Royal Plaza Hotel & Trade Center, 181 Boston Post Road West, Marlboro, MA 01752, or at any adjournments or postponements thereof. Our Annual Report to Stockholders for the fiscal year ended December 31, 2000, is being mailed together with this Proxy Statement to all Stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying notice and form of proxy will be first mailed to Stockholders on or about May 4, 2001.

     The Board of Directors has fixed the close of business on April 10, 2001 as the record date (the "Record Date"). Accordingly, only holders of record of Common Stock as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or an adjournment thereof. As of the Record Date, an aggregate of 11,172,981 shares of our Common Stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a Stockholder's right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with our Secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of this proxy statement, above, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Evergreen Solar, Inc., 259 Cedar Hill Street, Marlboro, MA 01752, Attention: Richard G. Chleboski, at or before the taking of the vote at the Annual Meeting.

QUORUM AND VOTES REQUIRED

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Votes withheld from the nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

     In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors. On all other matters being submitted to Stockholders, the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to Stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     The persons named as attorneys-in-fact in the proxies, Mark A. Farber and Richard G. Chleboski, were selected by the Board of Directors and are executive officers of Evergreen. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any Stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. ALL PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS' INSTRUCTIONS, AND IF NO CHOICE IS SPECIFIED, THE ENCLOSED PROXY CARD (OR ANY SIGNED AND DATED COPY THEREOF) WILL BE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the Record Date by: (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of our directors or nominees for director; (iii) each of our executive officers named in the Summary Compensation Table on page 10; and (iv) all of our current directors, nominees for director and executive officers as a group. Unless otherwise indicated, the address for each beneficial owner is c/o Evergreen Solar, Inc., 259 Cedar Hill Street, Marlboro, MA 01752.

                                                               NUMBER OF SHARES      PERCENTAGE OF
                                                                 BENEFICIALLY          SHARES OF
NAME AND ADDRESS OF BENEFICIAL OWNER                               OWNED(1)         COMMON STOCK(2)
------------------------------------                          ------------------    ---------------
5% STOCKHOLDERS:
Arete Entities(3)...........................................      2,154,616              19.0%
  P.O. Box 1299
  Center Harbor, NH 03226
Kawasaki Heavy Industries, Ltd..............................        923,787               8.3%
  World Trade Center Building
  4-1 Hamamatsu-cho 2-chome
  Minato-ku
  Tokyo 105-6116
  Japan
Nth Power Technologies Fund I, L.P.(4)......................      1,016,914               9.0%
  50 California Street
  Suite 840
  San Francisco, CA 94111
Swiss Reinsurance Company(5)................................        693,522               6.2%
  Mythenquai 50/60
  CH 8022 Zurich
  Switzerland
Zero Stage Capital Entities(6)..............................      1,259,974              11.2%
  101 Main Street
  Cambridge, MA 02142
EXECUTIVE OFFICERS AND DIRECTORS:
Mark A. Farber(7)...........................................        223,092               2.0%
Richard G. Chleboski(8).....................................        216,625               1.9%
Dr. Jack I. Hanoka(9).......................................        221,591               2.0%
John J. McCaffrey(10).......................................         17,319                 *
Dr. Gordon B. Baty(11)......................................      1,262,974              11.3%
William C. Osborn(12).......................................        250,231               2.2%
Dr. Robert W. Shaw, Jr.(13).................................      2,158,616              19.1%
Dr. William P. Sommers(14)..................................         22,768                 *
Dr. Brown F. Williams(15)...................................         13,930                 *
Mason Willrich(16)..........................................      1,040,417               9.1%
All executive officers and directors as a group (11
  persons)(17)..............................................      5,427,563              46.4%

---------------
   *  Less than one percent of the outstanding shares of Common Stock.

 (1) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

 (2) Applicable percentage ownership as of the Record Date is based upon 11,172,981 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days after the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, as the case may be, but are not deemed outstanding for computing the percentage ownership of any other person.

 (3) Includes 693,875 shares held by UVCC Fund II, 693,875 shares held by UVCC II Parallel Fund, L.P., 338,112 shares held by Micro-Generation Technology Fund, LLC, and 286,258 shares held by Utech Climate Challenge Fund, L.P. Also includes 20,893 shares issuable upon exercise of a warrant held by UVCC Fund II, 20,893 shares issuable upon exercise of a warrant held by UVCC II Parallel Fund, L.P., 79,817 shares issuable upon exercise of a warrant held by Micro-Generation Technology Fund, LLC, and 20,893 shares issuable upon exercise of a warrant held by Utech Climate Challenge Fund, L.P.

 (4) Includes 184,757 shares issuable upon exercise of a warrant held by Nth Power Technologies Fund I, L.P.

 (5) Includes 92,378 shares issuable upon exercise of a warrant held by Swiss Reinsurance Company.

 (6) Includes 760,094 shares owned by Zero Stage Capital V, L.P. and 461,893 shares held by Zero Stage Capital VI, L.P. Also includes 37,987 shares issuable upon exercise of a warrant held by Zero Stage Capital V, L.P.

 (7) Includes 38,335 shares issuable upon the exercise of options that may be exercised within 60 days from the Record Date.

 (8) Includes 31,868 shares issuable upon the exercise of options that may be exercised within 60 days from the Record Date.

 (9) Includes 67,049 shares held by Dr. Hanoka and 138,568 shares held by Hanoka Evergreen Limited Partnership. Includes 15,974 shares issuable upon the exercise of options that may be exercised within 60 days from the Record Date.

(10) Includes 5,772 shares issuable upon the exercise of options that may be exercised within 60 days from the Record Date.

(11) Includes 3,000 shares issuable upon the exercise of options that may be exercised within 60 days from the Record Date. Includes 760,094 shares held by Zero Stage Capital V, L.P. and 461,893 shares held by Zero Stage Capital VI, L.P. Also includes 37,987 shares issuable upon exercise of a warrant held by Zero Stage Capital V, L.P. Dr. Baty is a General Partner of Zero Stage Capital Associates V, L.P. which is the General Partner of Zero Stage Capital V, L.P. and is a member of Zero Stage Capital Associates VI, LLC which is the General Partner of Zero Stage Capital V, L.P. and is a member of Zero Stage Capital Associates VI, LLC which is the General Partner of Zero Stage Capital VI, L.P. Dr. Baty may be deemed to beneficially own all shares held by Zero Stage Capital V, L.P. and Zero Stage Capital VI, L.P. Dr. Baty disclaims beneficial ownership of these shares, other than shares in which he has a pecuniary interest.

(12) Includes 4,000 shares issuable upon the exercise of options that may be exercised within 60 days from the Record Date. Includes 187,666 shares held by VIMAC ES Limited Partnership and 42,261 shares held by VIMAC ES 2 Limited Partnership. Also includes 16,904 shares issuable upon exercise of a warrant held by VIMAC ES 2 Limited Partnership. Mr. Osborn is a Special Member at Venture Investment Management Company, LLC which is the General Partner of VIMAC ES Limited Partnership and the General Partner of VIMAC ES 2 Limited Partnership. Mr. Osborn may be deemed to beneficially own all shares held by VIMAC ES Limited Partnership and VIMAC ES 2 Limited Partnership. Mr. Osborn disclaims beneficial ownership of these shares, other than shares in which he has a pecuniary interest.

(13) Includes 4,000 shares issuable upon the exercise of options that may be exercised within 60 days from the Record Date. Includes 693,875 shares held by UVCC Fund II, 693,875 shares held by UVCC II Parallel Fund, L.P., 338,112 shares held by Micro-Generation Technology Fund, LLC, and 286,258 shares held by Utech Climate Challenge Fund, L.P. Also includes 20,893 shares issuable upon exercise of a warrant held by UVCC Fund II, 20,893 shares issuable upon exercise of a warrant held by UVCC II Parallel Fund, L.P., 79,817 shares issuable upon exercise of a warrant held by Micro-Generation Technology Fund, LLC, and 20,893 shares issuable upon exercise of a warrant held by Utech Climate Challenge Fund, L.P. Dr. Shaw is a General Partner of Arete Venture Investors II, L.P. which is the General Partner of UVCC Fund II, a General Partner of Arete Ventures III, L.P. which is the General Partner of UVCC II Parallel Fund, L.P., the President of Arete Corporation which is the Manager of Micro-Generation Technology Fund, LLC, and the Managing Member of Arete Climate Challenge Partners, LLC which is the General Partner of Utech Climate Challenge Fund, L.P. Dr. Shaw may be deemed to beneficially own all shares held by UVCC Fund II, UVCC II Parallel Fund, L.P., Micro-Generation Technology Fund, LLC and Utech Climate Challenge Fund, L.P. Dr. Shaw disclaims beneficial ownership of these shares, other than shares in which he has a pecuniary interest.

(14) Includes 17,768 shares issuable upon the exercise of options that may be exercised within 60 days from the Record Date.

(15) Includes 13,230 shares issuable upon the exercise of options that may be exercised within 60 days from the Record Date.

(16) Includes 4,000 shares issuable upon the exercise of options that may be exercised within 60 days from the Record Date. Includes 832,157 shares held by Nth Power Technologies Fund I, L.P., 1,000 shares held by Mr. Willrich's wife and 18,503 shares held by Willrich 1995 Trust. Also includes 184,757 shares issuable upon exercise of a warrant held by Nth Power Technologies Fund I, L.P. Mr. Willrich is the sole trustee of the Willrich 1995 Trust and is its sole beneficiary. Mr. Willrich is a Special Limited Partner of Nth Power Technologies, Inc. which is the General Partner of Nth Power Technologies Fund I, L.P. and may be deemed to beneficially own all shares held by Nth Power Technologies Fund I, L.P. Mr. Willrich disclaims beneficial ownership of these shares, other than shares in which he has a pecuniary interest.

(17) Includes 382,144 shares issuable upon exercise of warrants and 137,947 shares issuable upon the exercise of options that may be exercised within 60 days from the Record Date.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Our Board of Directors is currently fixed at eight (8) members. There are presently eight (8) individuals serving as Directors. Our Third Amended and Restated Certificate of Incorporation divides our Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms.

     Messrs. Chleboski and Osborn and Dr. Baty are Class I directors whose terms expire at this Annual Meeting. The Board is also composed of (3) three Class II directors (Drs. Sommers and Williams and Mr. Willrich), whose terms expire upon the election and qualification of directors at the Annual Meeting to be held in 2002 and two (2) Class III directors (Mr. Farber and Dr. Shaw), whose terms expire upon the election and qualification of directors at the Annual Meeting to be held in 2003.

     Three Class I Directors will be elected at this Annual Meeting for a term of three years. The Class I nominees, Messrs. Chleboski and Osborn and Dr. Baty, are each currently serving as a Class I Director. Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for the nominees will be voted FOR the election of all three nominees, to hold office until the Annual Meeting to be held in 2004 or until their respective successors are duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable or unwilling to serve, the proxies may vote for the election of a substitute nominee designated by the Board of Directors.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     A VOTE "FOR" THE NOMINEES LISTED BELOW

     The following table sets forth for each nominee to be elected at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with us, the year each nominee's or director's term will expire and the class of director of each nominee or director:

NOMINEE'S OR DIRECTOR'S NAME
AND YEAR NOMINEE OR DIRECTOR              POSITION(S) HELD                  YEAR TERM         CLASS OF
FIRST BECAME A DIRECTOR                   WITH THE COMPANY                 WILL EXPIRE        DIRECTOR
----------------------------     ----------------------------------        -----------        --------
NOMINEES:
Dr. Gordon B. Baty(1995)                      Director                        2001               I
Richard G. Chleboski(1995)            Chief Financial Officer,                2001               I
                                 Treasurer, Secretary and Director
William C. Osborn(1996)                       Director                        2001               I

CONTINUING DIRECTORS:
Dr. William P. Sommers(1999)                  Director                        2002               II
Dr. Brown F. Williams(1999)                   Director                        2002               II
Mason Willrich(1998)                          Director                        2002               II
Mark A. Farber(1994)             Chief Executive Officer, President           2003              III
                                            and Director
Dr. Robert W. Shaw, Jr.(1994)                 Director                        2003              III

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth for each Class I nominee to be elected at the Annual Meeting, the current Class II Directors and Class III Directors who will continue to serve as directors beyond the Annual Meeting, and our current executive officers, their ages and present positions with us as of the date of the Annual Meeting:

NAME                                     AGE                          POSITION
----                                     ---                          --------
Mark A. Farber.........................  48     Chief Executive Officer, President and Director
Richard G. Chleboski...................  35     Chief Financial Officer, Treasurer, Secretary and
                                                Director
Dr. Jack I. Hanoka.....................  65     Chief Technical Officer
John J. McCaffrey, Jr..................  49     Vice President, Manufacturing and Engineering
Dr. Rex A. D'Agostino..................  58     Vice President, Marketing and Sales
Dr. Gordon B. Baty(2)..................  62     Director
William C. Osborn(1)...................  56     Director
Dr. Robert W. Shaw, Jr.(1).............  59     Chairman of the Board of Directors
Dr. William P. Sommers(2)..............  67     Director
Dr. Brown F. Williams(1)...............  60     Director
Mason Willrich(2)......................  68     Director

---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING:

     DR. GORDON B. BATY has served as a director since June 1995. Since 1982, Dr. Baty has been Managing Partner, a managerial role that entails reviewing investment candidates and participating in day-to-day operations management, of Zero Stage Capital, a venture capital firm, and a limited partner with several of its funds. Dr. Baty received a B.S., M.S. and Ph.D. in Finance from the Massachusetts Institute of Technology. Dr. Baty also serves on the board of directors of Mercury Computer Systems, Inc. a producer of digital signal and image processing computer systems.

     RICHARD G. CHLEBOSKI has served as our Chief Financial Officer and Treasurer since August 1994, our Secretary since May 2000 and was elected as a director in June 1995. From July 1987 until February 1994, Mr. Chleboski worked at Mobil Solar Energy Corporation, the solar power subsidiary of Mobil Corporation, where he was the Strategic Planner from March 1991 to February 1994 and a Process Engineer from 1987 to 1991. Mr. Chleboski received a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Boston College.

     WILLIAM C. OSBORN has served as a director since September 1996. Since January 2000, Mr. Osborn has been a Manager and Principal, a managerial role that entails reviewing investment candidates and participating in day-to-day operations management, of Common Capital Management, LLC a venture capital fund. Since January 1999, Mr. Osborn has been a Special Member, an advisory role that entails reviewing investment candidates and providing insights into market trends and opportunities, at Venture Investment Management Company, LLC, a venture capital firm, where he was a Manager from 1996 through January 1999. Also since January 1999, Mr. Osborn has served as a consultant to Arete Corporation. From 1994 to 1996 he was a consultant and acting Chief Operating Officer of Environmental Health and Engineering, Inc., an environmental services firm specializing in indoor air quality. Mr. Osborn received and A.B. from Princeton University and a J.D. from The George Washington University Law School.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING:

     MARK A. FARBER has served as our President and as a director since August 1994 and was elected our first Chief Executive Officer in May 2000. From July 1988 until February 1994, Mr. Farber worked at Mobil Solar Energy Corporation, the solar power subsidiary of Mobil Corporation, where he was responsible for marketing, sales and corporate partnering activities. From June 1976 until June 1988, Mr. Farber was employed by Temple, Barker and Sloane, now Mercer Management Consulting, as a management consultant where he advised electric utilities, equipment manufacturers and government agencies on economic, business and policy issues related to energy. Mr. Farber received a B.S. in Industrial Engineering and Operations Research from Cornell University and a M.S. in Management from the Sloan School of Management of the Massachusetts Institute of Technology.

     DR. ROBERT W. SHAW, JR. has served as the Chairman of our Board of Directors since October 1994. Since 1983, Dr. Shaw has served as President of Arete Corporation, a venture capital management firm with a focus on the energy technology sector, and has been General Partner of six venture capital funds. Prior to that time, Dr. Shaw was a senior vice president and director of Booz-Allen & Hamilton, an international management and technology consulting firm, where he founded the firm's energy division. Dr. Shaw is Chairman of the Board of Directors of Proton Energy Systems, Inc. Dr. Shaw received a B.E.P. degree and an M.S. in Electrical Engineering from Cornell University, an M.P.A. from American University, and a Ph.D. in Applied Physics from Stanford University.

     DR. WILLIAM P. SOMMERS has served as a director since January 1999. Dr. Sommers retired in 1998. From 1994 to 1998, Dr. Sommers was President and Chief Executive Officer of SRI International, formerly Stanford Research Institute, a contract research and development organization. From 1963 to 1993, he was an Executive Vice President and director of Booz-Allen & Hamilton. Dr. Sommers serves on the board of directors of Litton Industries, Inc. and Scudder/Kemper Investments. Dr. Sommers received and B.S. and M.S. in Mechanical Engineering and Ph.D. in Aeronautical Engineering from the University of Michigan, with highest honors.

     DR. BROWN F. WILLIAMS has served as a director since January 1999. Since July 1990, Dr. Williams has been Chairman of the Board of Directors of Princeton Video Image, Inc., a media services company active in broadcast and cable television, virtual advertising and interactive telecommunications. From 1966 to 1988, he worked at RCA Laboratories in various capacities, including as a Vice President, where his responsibilities included research in solar power technology. Dr. Williams received a B.A., M.A. and Ph.D. in Physics from the University of California, Riverside.

     MASON WILLRICH has served as a director since April 1998. From 1996 through December 1999, Mr. Willrich was a Principal, a managerial role that entails reviewing investment candidates and participating in day-to-day operations management, at Nth Power Technologies, Inc., a venture capital firm with a focus on the energy technology sector. In January 2000, he was made a Special Limited Partner, an advisory role that entails reviewing investment candidates and providing insights into market trends and opportunities. Since October 1998, Mr. Willrich has been a member of the Advisory Council of the National Renewable Energy Laboratory, formerly the Solar Energy Research Institute, and since 1994 he has been a member of the Advisory Council of the Electric Power Research Institute. From 1994 to 1996 he was Chairman of the Board of Energyworks LLC, a company which develops, owns and operates onsite industrial utility assets such as electric power and steam plants. From 1989 to 1994, Mr. Willrich was Chief Executive Officer of PG&E Enterprises, a subsidiary of Pacific Gas and Electric Company for unregulated business development. Mr. Willrich received a B.A. from Yale University and a J.D. from the University of California, Berkeley.

NON-DIRECTOR EXECUTIVE OFFICERS:

     DR. JACK I. HANOKA has served as our Chief Technical Officer since August 1994. From December 1978 until February 1994, Dr. Hanoka worked at Mobil Solar Energy Corporation, the solar power division of Mobil Corporation, where he was a Research Associate. Dr. Hanoka received a B.A. in Liberal Arts and a B.S. in Ceramic Engineering from Rutgers University and a M.S. in Ceramic Science and a Ph.D. in Solid State Physics from Pennsylvania State University.

     JOHN J. MCCAFFREY, JR. has served as our Vice President, Manufacturing and Engineering since December 2000 and previously served as our Vice President, Manufacturing since June 1999. From June 1979 until June 1999, Mr. McCaffrey worked for Polaroid Corporation where he managed manufacturing, equipment engineering and quality control, including factory start-ups and international operations. Mr. McCaffrey received a B.S. in Chemistry and General Engineering from The United States Naval Academy, Annapolis.

     DR. REX A. D'AGOSTINO has served as our Vice President, Marketing and Sales since January 2001. From August 1996 until January 2001, Dr. D'Agostino was President and Chief Executive Officer of Environmizer Systems Corporation, a manufacturer of magnetohydrodynamic products for fluid processing applications. From August 1989 to August 1996, he was President of The Graver Company, a division of the Marmon Group, a developer and manufacturer of water and waste water treatment equipment and systems. Dr. D'Agostino received his B.A. in Biological Sciences from Shorter College and a Ph.D. in microbiology and biophysics from Notre Dame University.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met ten times and acted by unanimous written consent two times during the fiscal year ended December 31, 2000. The Board of Directors has a standing Audit Committee and Compensation Committee. During the fiscal year ended December 31, 2000, each of our directors attended at least 75 percent of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he served.

     The Audit Committee oversees our accounting and financial functions and periodically meets with our management and independent auditors to review financial and accounting controls and quarterly and annual financial reports. A more detailed discussion of the Audit Committee's purpose, composition, meetings and responsibilities as it pertains to audit functions is contained in the Audit Committee Charter, which was adopted by the Board of Directors in May 2000. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. The Audit Committee met two times during 2000. Mr. Willrich and Drs. Baty and Sommers are the current members of the Audit Committee. None of the current members of the Audit Committee are employees of Evergreen and, aside from being members of our Board of Directors, each is otherwise independent of us (as independence is defined in the listing standards of The Nasdaq National Market).

     The Compensation Committee determines the compensation of our senior management and administers our stock plans. The Compensation Committee met three times during 2000. Mr. Osborn and Drs. Shaw and Williams are the current members of the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Mr. Osborn and Drs. Shaw and Williams. No member of the Compensation Committee was at any time during the past year an officer or employee of Evergreen (or any of our subsidiaries), was formerly an officer of Evergreen (or any of its subsidiaries), or had any relationship with Evergreen requiring disclosure herein except for our Chief Executive Officer and President, Mark A. Farber, who was a member of the Committee until he resigned from the Committee effective as of May 31, 2000. Mr. Farber did not participate in any discussions regarding his compensation.

     During the last fiscal year, none of our executive officers served as (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our Board of Directors.

DIRECTOR COMPENSATION

     Non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any committees of the Board of Directors on which they serve. Directors are also eligible to participate in the 2000 Stock Option and Incentive Plan. In August 2000 the Board of Directors approved the 2000 Director Compensation Policy. Under the 2000 Director Compensation Policy, non-employee directors, including directors affiliated with our stockholders, are entitled to receive an immediately exercisable option to purchase 1,000 shares of Common Stock for each Board of Directors' meeting that the director attends.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed our audited financial statements as of December 31, 2000 and December 31, 1999, and for each of the three years ended December 31, 2000, 1999 and 1998, and has discussed them with both management and PricewaterhouseCoopers LLP, our independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with PricewaterhouseCoopers LLP that firm's independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K of the fiscal year ended December 31, 2000.

     Respectfully submitted by the Audit Committee.

                                          THE AUDIT COMMITTEE

                                          Dr. Gordon B. Baty
                                          Dr. William P. Sommers
                                          Mason Willrich

      COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth the annual and long-term compensation of our Chief Executive Officer and each of our three other most highly compensated executive officers who were serving as executive offers as of December 31, 2000 and whose salary and bonus exceeded $100,000 for fiscal year 2000 (collectively, the "Named Executive Officers") for fiscal years ended December 31, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                                              AWARDS(2)
                                                                                             ------------
                                                                   ANNUAL COMPENSATION(1)     SECURITIES
                                                                   ----------------------     UNDERLYING
NAME AND PRINCIPAL POSITION(S)                                     SALARY($)     BONUS($)     OPTIONS(#)
------------------------------                                     ---------     --------    ------------
Mark A. Farber...........................................  2000     119,518       90,000       103,925
  Chief Executive Officer, President and Director          1999     101,750       10,000        34,642
Richard G. Chleboski.....................................  2000      93,481       60,000        64,664
  Chief Financial Officer, Treasurer, Secretary and
    Director                                               1999      86,487       10,000        34,642
Dr. Jack I. Hanoka.......................................  2000     114,448       50,000        69,283
  Chief Technical Officer                                  1999     106,838       10,000        34,642
John J. McCaffrey, Jr.(3)................................  2000     120,342       50,000        46,188
  Vice President, Manufacturing and Engineering            1999      48,102           --        46,189

---------------
(1) The compensation described in this table does not include medical, group life insurance and other benefits received by the Named Executive Officers which are available generally to all of our salaried employees and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's total salary and bonus reported in this table.

(2) We did not grant any stock appreciation rights or make any long term incentive plan payouts to the Named Executive Officers during the fiscal years ended December 31, 2000 and 1999.

(3) Mr. McCaffrey became an employee and an executive officer of Evergreen when he was elected Vice President, Manufacturing in June of 1999. Accordingly, the compensation reported covers his compensation for the full fiscal year 2000 and his compensation for the portion of the fiscal year 1999 during which he was employed by Evergreen.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2000. The percentage of total options granted to employees in 2000 shown in the table below is based on options to purchase an aggregate of 427,154 shares of Common Stock granted during the year ended December 31, 2000. The options, which were granted under our 1994 Stock Option Plan, become exercisable over a four year period, with 25% of the option shares granted vesting on each of the one-year, two-year, three-year and four-year anniversary of the grant date, and expire on the tenth anniversary of the date of grant, subject to earlier termination in certain situations related to resignation or termination of employment. Options are subject to the employee's continued employment. We did not grant any stock appreciation rights during the fiscal year ended December 31, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                                 VALUE AT
                          ----------------------------------------------------------------      ASSUMED ANNUAL
                                                 PERCENT OF TOTAL                            RATES OF STOCK PRICE
                          NUMBER OF SECURITIES       OPTIONS                                     APPRECIATION
                               UNDERLYING           GRANTED TO      EXERCISE                  FOR OPTION TERM(1)
                                OPTIONS            EMPLOYEES IN       PRICE     EXPIRATION   ---------------------
NAME                           GRANTED(#)         FISCAL YEAR(%)    ($/SH)(2)      DATE       5%($)       10%($)
----                      --------------------   ----------------   ---------   ----------   --------   ----------

Mark A. Farber ............      57,736                13.5            2.17       1/11/10     78,792      199,675
                                 46,189                10.8           14.00      11/07/10    406,672    1,030,587

Richard G. Chleboski ......      23,094                 5.4            2.17       1/11/10     31,516       79,869
                                  6,928                 1.6            4.55       5/31/10     19,824       50,239
                                 34,642                 8.1           14.00      11/07/10    305,006      772,946

Dr. Jack I. Hanoka ........      46,189                10.8            2.17       1/11/10     63,034      159,741
                                 23,094                 5.4           14.00      11/07/10    203,332      515,282

John J. McCaffrey, Jr. ....      11,547                 2.7            2.17       1/11/10     15,758       39,934
                                 11,547                 2.7            4.55       5/31/10     33,041       83,733
                                 23,094                 5.4           14.00      11/07/10    203,332      515,282

---------------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of Evergreen's stock price. The potential realizable value computation does not take into account any federal or state tax consequences of option exercises or sales of appreciated stock. This table does not take into account any appreciation in the price of the Common Stock since the date of grant.

(2) The exercise price per share of each option was determined by the Board of Directors to be equal to the fair market value per share of Common Stock on the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth certain information with respect to options to purchase our Common Stock granted to the Named Executive Officers, including
(i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended December 31, 2000; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 2000; and (iv) the value of unexercised options at exercise prices equal to or less than the market value of the Common Stock at December 31, 2000 ("In-the-Money").

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                              SHARES                          DECEMBER 31, 2000(#)         DECEMBER 31, 2000($)(2)
                            ACQUIRED ON       VALUE        ---------------------------   ---------------------------
NAME                        EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------------   -----------   -------------   -----------   -------------

Mark A. Farber ............        --              --         20,052         137,605        119,026        462,466
Richard G. Chleboski ......        --              --         20,514         498,344        121,943        319,051
Dr. Jack I. Hanoka ........    20,860         246,288            578         102,963          3,520        409,590
John J. McCaffrey, Jr. ....    11,547         102,422             --          80,830             --        281,984

---------------
(1) Amounts calculated by subtracting the aggregate exercise price of the options from the market value of the underlying Common Stock on the date of exercise, and do not reflect amounts actually received by the Named Executive Officers.

(2) Amounts calculated by subtracting the exercise price of the options from the fair market value of the underlying Common Stock as quoted on The Nasdaq Stock Market on December 29, 2000 of $6.75 per share, multiplied by the number of shares underlying the options, and do not reflect amounts that may be actually received by the Named Executive Officers upon exercise of options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is currently composed of Mr. Osborn and Drs. Shaw and Williams, none of whom are employees of Evergreen. Evergreen's Chief Executive Officer and President, Mr. Farber, was a member of the Committee until he resigned from the Committee effective as of May 31, 2000. Mr. Farber did not participate in any discussions regarding his compensation.

     Pursuant to authority delegated by the Board of Directors, the Compensation Committee reviews and determines base salaries and bonuses for certain senior employees, including all executive officers. The Committee is also responsible for establishing general compensation policies and guidelines and for administering and making recommendations and awards under Evergreen's 2000 Stock Option and Incentive Plan, Evergreen's 2000 Employee Stock Purchase Plan, and prior to its termination, Evergreen's 1994 Stock Option Plan.

     Overview and Philosophy. Evergreen's executive compensation policies are designed to:

     - provide compensation that attracts, motivates and retains experienced and well-qualified executives capable of leading Evergreen to meet its business objectives;

     - recognize and reward performance of Evergreen's executive officers, both as individuals and as members of a cohesive management team, in meeting certain strategic objectives;

     - align the interests of Evergreen's executive team with those of Evergreen; and

     - align the interests of Evergreen's executive team with those of Evergreen's stockholders through long-term equity-based incentives.

     Evergreen's executive officers receive a compensation package consisting of base salary, incentive cash bonuses, long-term incentive awards in the form of stock options, and participation in benefit plans generally available to all of Evergreen's employees. In setting executive officer compensation levels, the Committee is guided by the following considerations:

     - a portion of each executive officer's compensation should be contingent upon the achievement of specific predetermined corporate objectives as well as upon each executive officer's individual level of performance;

     - compensation levels should reflect Evergreen's past performance and expectations of future performance;

     - compensation levels should be competitive with compensation generally being paid to executives in Evergreen's industry to ensure Evergreen's ability to attract and retain experienced and well-qualified executives; and

     - a significant portion of executive officer compensation should be paid in the form of equity-based incentives to link closely stockholder and executive interests.

     The Committee also considered Evergreen's financial performance in fiscal year 2000, certain milestones achieved by Evergreen, and individual executive officer duties. Additional factors which the Committee considered with respect to each executive officer's compensation package for fiscal year 2000 are summarized below. The Committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years. Also, the committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to Evergreen's long-term goals and strategies.

     Base Salary. Fiscal 2000 base salaries for Evergreen's Chief Executive Officer and Evergreen's executive officers who earned over $100,000 during fiscal 2000 are listed in the "Summary Compensation Table" found on page 10. Fiscal 2000 base salaries were determined by the Committee after considering the base salary level of the executive officers in prior years, and taking into account for each executive officer the amount of base salary as a component of total compensation. Generally, salary decisions for Evergreen's executive officers are made after the end of each fiscal year. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Committee in determining total compensation. Base salary levels for each of Evergreen's executive officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer.

     Bonus Compensation. Prior to 1999, bonus compensation was not an element of Evergreen's executive compensation program. Bonus compensation for Evergreen's executive officers in 1999 and 2000 was based on Evergreen's achievement of its strategic objectives, individual performance, and a comparison of the actual performance of each such executive officer. Future bonus compensation, if any, will be awarded based on factors described above as well as any additional factors the Committee deems relevant.

     Long Term Incentive Compensation. The Committee believes that stock option participation aligns the interests of executive officers with those of the stockholders. In addition, the Committee believes that equity ownership by executive officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain such persons. Long term incentive compensation, in the form of stock options, allows executive officers to share in any appreciation in the value of the Evergreen's Common Stock. The Committee generally grants stock options that become exercisable over a four year period as a means of encouraging executive officers to remain with us and promote Evergreen's success. In general, the Committee awards stock options to Evergreen's executive officers with exercise prices equal to the market price of a share of Evergreen's Common Stock on the date of grant. As a result, executive officers will benefit from these stock option grants only to the extent that the price of Evergreen's Common Stock increases and Evergreen's stockholders have also benefited.

     When establishing stock option grant levels, the Committee considers general corporate performance, individual performance, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price.

     The Committee generally grants an initial stock option award to executive officers at the time they commence employment, consistent with the number of options granted to peers within and outside the industry at similar levels of seniority. In addition, the Committee may make performance-based grants from time-to-time, as it deems appropriate. In making such performance-based grants, the Committee considers individual contributions to Evergreen's financial, operational and strategic objectives. For fiscal year 2000, the Committee awarded certain of Evergreen's executive officers additional stock option awards in recognition of Evergreen's performance during fiscal year 2000, including the completion of Evergreen's initial public offering in November 2000.

     Other Benefits. Evergreen also offers various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. Evergreen will offer a stock purchase plan, under which employees may purchase shares of Evergreen's Common Stock at a discount, and offers a 401(k) Plan,which allows employees to invest in a wide array of funds on a pre-tax basis. Evergreen also maintains insurance and other benefit plans for its employees, including executive officers.

     Chief Executive Officer Compensation. Compensation in fiscal year 2000 for Evergreen's Chief Executive Officer and President, Mark A. Farber, was determined in accordance with the policies applicable to Evergreen's other executive officers described above. In addition, the Committee considered Evergreen's overall performance, the performance of Mr. Farber's management team, compensation paid by competing companies, and Evergreen's prospects, among other objective and subjective factors.

     Mr. Farber's base salary for fiscal year 2000 was $119,518, which represents an increase of $17,768 or 17.46% over his 1999 base salary. Mr. Farber received bonus compensation for fiscal year 2000 of $90,000 in cash. The number of options granted to Mr. Farber in fiscal 2000 is set forth in the table captioned "Option Grants in Last Fiscal Year" found on page 11. The total options held by Mr. Farber at December 31, 2000 is set forth in the table captioned "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values" found on page 12. The Committee believes Mr. Farber's compensation is consistent with the compensation received by chief executive officers at companies within the same industry in which Evergreen operates, as adjusted to reflect the relative size of Evergreen to such comparable companies.

     Tax Deductibility of Executive Compensation. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), Evergreen cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Committee's present intention that, for so long as it is consistent with its overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of
Section 162(m) of the Code.

     Respectfully submitted by the Compensation Committee.

                                          THE COMPENSATION COMMITTEE:

                                          William C. Osborn
                                          Dr. Robert W. Shaw, Jr.
                                          Dr. Brown F. Williams

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We believe that all transactions set forth below were made on terms no less favorable to us than would have been obtained from unaffiliated third parties. We have adopted a policy that all transactions between us and any of our officers, directors, principal stockholders and affiliates will be on terms no less favorable to us than could be obtained unaffiliated third parties, and will be approved by a majority of the disinterested members of our Board of Directors.

RELATIONSHIP WITH KAWASAKI HEAVY INDUSTRIES, LTD.

     In December 1999, we entered into a distribution and marketing agreement with Kawasaki Heavy Industries, Ltd. ("Kawasaki") under which Kawasaki has exclusive distribution rights for our solar power products in Japan and Kawasaki is required to promote our solar power products. Kawasaki purchased $372,000 of solar power products from us during the fiscal year ended December 31, 2000. Kawasaki also holds 923,787 shares of our Common Stock, which Kawasaki received at the closing of our initial public offering in November 2000 upon the conversion of shares of our Series D preferred stock held by Kawasaki.

INDEMNIFICATION AGREEMENTS

     In November 2000, we entered into indemnification agreements with each of our directors and executive officers. These agreements require us to, among other things, indemnify each of our directors and executive officers for any and all expenses (including attorney fees), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by us, which approval may not be unreasonably withheld), in connection with any action suit or proceeding arising out of the individual's status as a director or executive officer of Evergreen and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which he or she may be entitled to indemnification by us.

SALE OF STOCK

     In January 2000, we issued and sold 2,100,000 shares of our Series D redeemable convertible preferred stock at a price per share of $2.50 to two accredited investors and three non-United States persons. These Series D shares converted into an aggregate of 969,974 shares of our Common Stock in connection with the closing of our initial public offering in November 2000, reflecting the 1-for-2.165 reverse stock split which was effected immediately prior to the consummation of the offering. Investors owning five percent or more of our shares who participated in this transaction include:

                                                                                 NUMBER OF SHARES
                                                              NUMBER OF       OF COMMON STOCK ISSUED
INVESTOR                                                   SERIES D SHARES     UPON CONVERSION (1)
--------                                                   ---------------    ----------------------
Zero Stage Capital Entities..............................     1,200,000              554,271

---------------
(1) Reflects the 1-for-2.165 reverse stock split which was effected immediately prior to the consummation of our initial public offering.

     Dr. Baty, one of our directors, is a General Partner of Zero Stage Capital Associates V, L.P. which is the General Partner of Zero Stage Capital V, L.P. and is a General Partner of Zero Stage Capital Associates VI, LLC which is the General Partner of Zero Stage Capital VI, L.P. Zero Stage Capital V, L.P. and Zero Stage Capital VI, L.P. are collectively referred to above as the Zero Stage Capital Entities.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on our Common Stock during the period from our initial public offering through December 29, 2000, with the cumulative total return of (i) the Media General Market Weighted Nasdaq Index (the "NASDAQ Market Index") and (ii) an SIC Index that includes all organizations in our Standard Industrial Classification (SIC) Code 836 -- Diversified Electronics (the "SIC Code Index"). The comparison assumes $100 was invested on November 2, 2000 in our Common Stock and in each of the foregoing indices and assumes any dividends were reinvested, if any.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                     EVERGREEN SOLAR, INC., SIC CODE INDEX
                         AND NASDAQ MARKET INDEX(1)(2)


                    [EVERGREEN SOLAR, INC. PERFORMANCE GRAPH]


                     ASSUMES $100 INVESTED ON NOV. 2, 2000
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2000

                                                              11/2/00     12/29/00
                                                              --------    --------

 Evergreen Solar, Inc.......................................  $100.00      $35.53
 SIC Code Index.............................................  $100.00      $66.09
 NASDAQ Market Index........................................  $100.00      $73.35

---------------
(1) Prior to November 2, 2000 our Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any or our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price information shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and holders of more than 10% of our Common Stock (collectively, the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. Such persons are required by regulations of the Commission to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the period ended December 31, 2000, we believe that all Reporting Persons complied with Section 16(a) filing requirements in the period ended December 31, 2000, with the following exceptions: (i) Brown F. Williams, a member of our Board of Directors, failed to timely file a Form 4 reporting his purchase of 1,000 shares of our Common Stock; and (ii) Mason Willrich, a member of our Board of Directors, failed to timely file a Form 4 reporting his wife's purchase of 1,000 shares of our Common Stock. Each of Mr. Williams and Mr. Willrich has since filed a report on Form 4 reflecting these transactions.

                             STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the Annual Meeting of Stockholders for the fiscal year ended December 31, 2001 must be received by our Secretary no later than January 13, 2002 at our principal executive offices in order to be included in our proxy statement for that meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission.

     Our by-laws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at the annual meeting without inclusion in our proxy statement for that meeting. Written notice of such stockholder proposals for our next annual meeting must be received by our Secretary at our principal executive offices not later than January 13, 2002 and must not have been received earlier than December 14, 2001 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as our independent accountants for the 2001 fiscal year. PricewaterhouseCoopers LLP has served as our independent accountants since our inception. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services relating to the audit of our annual financial statements for 2000 and the review of the financial statements included in our quarterly reports for 2000 were approximately $55,250. PricewaterhouseCoopers LLP did not provide any services related to financial information systems design and implementation during 2000. PricewaterhouseCoopers LLP billed us an aggregate of approximately $219,662 for all other services rendered to the us for the fiscal year ended December 31, 2000, which services primarily related to our initial public offering. The Audit Committee typically meets with PricewaterhouseCoopers LLP throughout the year and reviews both audit and non-audit services performed by PricewaterhouseCoopers LLP as well as fees charged by PricewaterhouseCoopers LLP for such services. In engaging PricewaterhouseCoopers LLP for the services described above, the Audit Committee considered whether the provision of such services is compatible with maintaining PricewaterhouseCoopers LLP's independence.

                           EXPENSES AND SOLICITATION

     All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of the our directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Solicitation by officers and employees of Evergreen may be made of some Stockholders in person or by mail, telephone or telegraph following the original solicitation.

                                                                      APPENDIX A

                             EVERGREEN SOLAR, INC.

                            AUDIT COMMITTEE CHARTER

A. PURPOSE AND SCOPE

     The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders or to the general public, and
(ii) the Corporation's internal financial and accounting controls.

B. COMPOSITION

     The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under any rules or regulations of The NASDAQ National Market, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

     All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

     The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

  Document Review

 1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

 2. Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's annual report on Form 10-K. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-Q.

 3. Take steps designed to insure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

  Independent Accounting Firm

 4. Recommend to the Board of Directors the selection of the independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

 5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board ("ISB") Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

 6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

 7. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

 8. Evaluate the performance of the independent accounting firm and recommend to the Board of Directors any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

  Financial Reporting Processes

 9. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

  Compliance

10. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

  Reporting

11. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                              EVERGREEN SOLAR, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON

                                  JUNE 1, 2001

                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of Evergreen Solar, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 4, 2001, and hereby appoints Mark A. Farber and Richard G. Chleboski, and each of them singly, proxies and attorneys-in-fact, with full power of substitution on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of Evergreen Solar, Inc. to be held on June 1, 2001, at 11:00 a.m. Eastern time, at the Royal Plaza Hotel & Trade Center, 181 Boston Post Road West, Marlboro, MA 01752, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

                                                                 SEE REVERSE
                                                                    SIDE


CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]  Please mark votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

1. To elect three directors to Class I of the Company's Board of Directors, each to serve for a term of three years or until his or her successor is duly elected and qualified.


  FOR all nominees listed at          WITHHOLD AUTHORITY      NOMINEES:
right (except as marked to the    to vote for all nominees
      contrary below)                  listed at right        Gordon B. Baty
                                                              Richard G. Chleboski
                                                              William C. Osborn
           [ ]                               [ ]



(INSTRUCTIONS: to withhold authority to vote for any individual nominee print that nominee's name on the space provided below)

_______________________________________


2. To transact such other business as may properly come before the Annual Meeting of Stockholders or any postponements or adjournment thereof.

[ ]  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

_______________________________________

_______________________________________


(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

_______________________________________
        Signature of Stockholder

Date: __________________________, 2001


_______________________________________
       Signature if held jointly

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
I/We will attend the annual meeting.   [ ] YES   [ ] NO